                             DEBENTURE PURCHASE AGREEMENT


    This DEBENTURE PURCHASE AGREEMENT (the "Agreement ") entered into the 27th day of June, 1997, by and between ALTRIS SOFTWARE, INC., a California corporation (the "Company"), and SIRROM CAPITAL CORPORATION, d/b/a Tandem Capital, a Tennessee corporation (the "Purchaser").

                                 W I T N E S S E T H:

    WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations, and Purchaser is willing to purchase such obligations from the Company, on the terms and conditions set forth herein.

    NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

    1.   SALE AND PURCHASE OF DEBENTURES.

         1.1 DEBENTURES. The Company has authorized the issue and sale of Three Million Dollars ($3,000,000.00) aggregate principal amount of its 11.5% Subordinated Debenture due June 27, 2002 (the "Debenture"), to be dated the date of issue, to bear interest from such date at the rate of 11.5% per annum, payable quarterly by automatic debit on the first day of March, June, September and December in each year, commencing September 1, 1997, and at maturity, to mature on June 27, 2002, and to bear such other terms as are set forth in the form of Debenture attached hereto as EXHIBIT A-1. Interest on the Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. The Debenture is subject to prepayment or redemption at the option of the Company prior to its expressed maturity date without penalty and as provided for herein. The terms "Debenture" and "Debentures" as used herein shall include each Debenture delivered pursuant to this Agreement. Capitalized terms shall have the meanings assigned by Section 11 unless otherwise defined herein.

         1.2 INITIAL WARRANT. At the closing of the purchase and sale of the Debentures, the Company shall grant, issue, and deliver to Purchaser its Stock Purchase Warrant, dated June 27, 1997, in the form attached hereto as EXHIBIT A-2 (the "Initial Warrant"), entitling Purchaser to purchase 300,000 Shares of the Company's common stock, no par value (the "Common Stock") at an Exercise Price of $6.00 per share, at any time and from time to time during the five year period beginning on June 27, 1997.

         1.3 ADDITIONAL WARRANTS. Until the indebtedness evidenced by the Debenture has been paid in full, the Company shall grant, issue, and deliver to Purchaser additional Stock Purchase Warrants, in the form of Exhibit A-3 (the "Additional Warrants"), each entitling Purchaser to purchase 50,000 Shares of Common Stock at an Exercise Price of $7.00 per Share, at any time and from time to time during the five year period beginning on the date of issue of each Additional Warrant, such Additional Warrants to be issued on the anniversary of the Closing

Date of each year beginning on June 27, 2000, and each year thereafter until the Debenture has been paid in full.

         1.4 COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Debentures in the aggregate principal amount of Three Million Dollars ($3,000,000.00) at a price of 100% of the principal amount thereof. Delivery of the Debentures will be made at the offices of Tandem Capital, Inc., Nashville, Tennessee, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts set forth in the Company's wire instructions in the form of Exhibit B hereto, at 10:00 A.M., Nashville time, on June 27 or such later date as the Company and Purchaser shall agree (the "Closing Date"). The Debentures delivered to Purchaser on the Closing Date will be delivered to Purchaser in the form of a single registered Debenture for the full amount of such purchase (unless different denominations are specified by Purchaser), registered in Purchaser's name or in the name of such nominee as Purchaser may specify and, with appropriate insertions, in the form attached hereto as EXHIBIT A-1, all as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

         1.5 PROCESSING FEE. The Company shall pay to Purchaser on or before the Closing Date a processing fee in an amount equal to $60,000.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

         2.1  CORPORATE STATUS.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures, the Initial Warrant, the Registration Rights Agreement, and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company.

         (b) SCHEDULE 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization, and, if the Company does not directly or indirectly own 100% of the outstanding equity interests in the entities so listed on SCHEDULE 2.1(b), the percentage interest so owned by the Company or any Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation

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or other organization as indicated on SCHEDULE 2.1(B), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as now being conducted, and each is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests, or encumbrances.

         2.2  CAPITALIZATION.

         (a) The authorized capital stock of the Company consists of (i) 1,000,000 shares of Preferred Stock, none of which are issued and outstanding, and (ii) 20,000,000 shares of Common Stock, of which 9,581,370 shares are issued and outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights, or any similar rights held by any party with respect to the issuance of the Debentures.

         (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, requiring or restricting the issuance of any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the Debentures to be issued pursuant to this Agreement, (ii) the Initial Warrant and Additional Warrants to be issued pursuant to this Agreement, (iii) the Convertible Preferred Stock, (iv) the Contingent Warrants, (v) options to purchase an aggregate of 292,563 shares of the Company's Common Stock outstanding under its 1987 Stock Option Plan, (vi) options to purchase an aggregate of 546,000 shares of the Company's Common Stock outstanding under its Amended and Restated 1996 Stock Incentive Plan, and (vii) such other warrants and other rights to acquire capital stock of the Company set forth on SCHEDULE 2.2(b). Except as set forth on SCHEDULE 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized, and upon issuance in accordance with the terms of the respective instruments and receipt of payment therefor, will be validly issued, fully paid, and nonassessable.

         2.3 AUTHORIZATION. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and the Operative Documents without the consent or approval of any other person, firm, governmental agency, or other legal entity, except as contemplated hereby or thereby. The execution and delivery of this Agreement, the issuance of the Debentures hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the

Company of its obligations hereunder or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Articles of Incorporation or Bylaws of the Company, (ii) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer executing this Agreement, and any other document executed and delivered by the Company in connection herewith or therewith, is duly authorized to act on behalf of the Company.

         2.4 VALIDITY AND BINDING EFFECT. Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         2.5  CONTRACTS AND OTHER COMMITMENTS.  Except as disclosed on SCHEDULE
2.5 and other than as filed by the Company with the Securities and Exchanges Commission ("SEC") as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, the Company and its Subsidiaries do not have and are not bound by any loans, liens, pledges, security interests agreements, indentures or other instruments defining the rights of security holders, under any securities or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound.

         2.6 LITIGATION. Except as set forth on SCHEDULE 2.6, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect on the financial position, results of operations, or business of the Company and its Subsidiaries.

         2.7 FINANCIAL STATEMENTS. The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994, and the unaudited consolidated financial statements as of and for the three months ended March 31, 1997, and the related notes, copies of which the Company previously has delivered to Purchaser, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited consolidated financial statements). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

         2.8 SEC REPORTS. The Company's Common Stock is listed for trading on the Nasdaq National Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, the Company has timely filed all reports, registrations, proxy or information statements, and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.9 ABSENCE OF CHANGES. Since March 31, 1997, except as contemplated hereby or by the other Operative Documents, (i) neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock, (iii) there has not been any change in the authorized or issued capital stock, long-term debt, or short-term debt of the Company, and
(iv) there has not been any material adverse change in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, taken as a whole.

         2.10 NO DEFAULTS. Except as set forth on SCHEDULE 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event, no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any Applicable Contract, or other material instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound, except for any such default or event of default which would not reasonably be expected to cause a Material Adverse Event, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         2.11 COMPLIANCE WITH LAW. The Company is in compliance with all foreign, federal, state or local laws, regulations, decrees and orders applicable to it (including but not limited to the Foreign Corrupt Practices Act, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, would not reasonably be expected to cause a Material Adverse Event.

         2.12 TAXES. Except as set forth on SCHEDULE 2.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or its properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1993, or closed by applicable statutes of limitation.

         2.13 CERTAIN TRANSACTIONS. Except as set forth on in the proxy statements filed by the Company with the SEC and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, or to any affiliate, in excess of an aggregate amount of $60,000, and none of such officers or directors or any members of their immediate families or affiliates, are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000, or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that the Company's officers and directors may own individually no more than 1% of the outstanding capital stock of any publicly traded company which competes directly with the Company. Except as set forth in the proxy statements filed by the Company with the SEC, no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary that would require disclosure under Item 404 of Regulation S-K. Except as set forth on SCHEDULE 2.13, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.14 TITLE TO PROPERTY. The Company and each Subsidiary has good and marketable title to all of the real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on
SCHEDULE 2.14 and other than (a) liens for taxes not yet due, (b) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the business of the Company or the use of its assets, (c) such secured indebtedness as is disclosed in the Financial Statements covering the assets and properties referred to therein (if any), (d) liens in the ordinary course of business consistent with past practice and (f) installments of special assessments not yet delinquent, recorded easements, covenants and other restrictions, and utility easements, building restrictions, zoning restrictions and other easements and restrictions existing generally with respect to properties of a similar character. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, except as

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disclosed on SCHEDULE 2.14 or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

         2.15 INTELLECTUAL PROPERTY. (a) Except as set forth in SCHEDULE 2.15, the Company is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of the Company. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. (b) Except as set forth in SCHEDULE 2.15, the Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted; provided, however, that this paragraph
(b) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof and only to the knowledge of the Company. (c) The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a Material Adverse Event. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

         2.16 ENVIRONMENTAL MATTERS. The Company has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event. The Company has been issued and will maintain all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event. The Company has not during the two years prior to the date hereof received notice of, does not know of, and does not suspect facts which might constitute a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no material emission, spill, release or discharge into or upon
(i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises, except to the extent that any such emission, spill, release or discharge would not reasonably be expected to cause a Material Adverse Event. During the two years prior to the date hereof, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (i) air emissions; (ii) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (vi) other environmental, health or safety matters materially affecting the Company or its business, operations, assets, equipment, property, leaseholds or other facilities. The Company does not have any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

         2.17 ACCOUNTING MATTERS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2.18 DISTRIBUTIONS TO COMPANY. Except for limitations existing under applicable law, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary, or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

         2.19 PRIOR SALES. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

         2.20 REGULATORY COMPLIANCE. Except as set forth on SCHEDULE 2.20, the conduct of the business and the ownership of the assets of the Company is not dependent on any license, permit approved, waiver or other authorization of any federal, state or local governmental or regulatory body which the Company has not obtained, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event. All material licenses, permits and authorizations held by the Company are in full force and effect.

         2.21 MARGIN REGULATIONS. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

         2.22 1940 ACT COMPLIANCE. The Company is an "eligible portfolio company" as such term is defined in Section 2(a)(46) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the issuance and sale by the Company of the Debentures does not constitute a "public offering" as such term is used in Section 55(a)(1) thereof.

         2.23 LIMITED OFFERING. Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Debentures and the Initial Warrant are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

         2.24 REGISTRATION OBLIGATIONS. Except as described in Schedule 2.24, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that are proposed to be subsequently issued.

         2.25 INSURANCE. The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

         2.26 GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement by the Company, except such filings as have been made prior to the Closing and except notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         2.27 EMPLOYEES. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit. To the knowledge of the Company, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the knowledge of the Company, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Other than as set forth on SCHEDULE 2.27 hereto and other than the Company's 1987 Stock Option Plan and its Amended and Restated 1996 Stock Incentive Plan, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. To the knowledge of the Company, it is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

         2.28 ERISA. The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. SS 1001 et seq. (1975), as amended from time to time ("ERISA").
Neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA). The Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property equals or exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the

Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

         2.29 FEES/COMMISSIONS. Except as set forth on SCHEDULE 2.29, the Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser under Section 1.5.

         2.30 DISCLOSURE. No representation or warranty made as of the date hereof by the Company contained in this Agreement, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

         2.31 SURVIVAL. The representations and warranties of the Company contained in this Agreement shall survive until the first anniversary of the date hereof, provided, however, that the representations and warranties contained in Sections 2.1 through 2.4 shall survive until the termination of this Agreement.

    3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser hereby represents to the Company as follows:

         3.1 CORPORATE STATUS. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith.

         3.2 AUTHORIZATION. Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, have been duly authorized by all necessary corporate action properly taken, and do not and will not contravene or conflict with (i) the Charter or Bylaws of Purchaser, (ii) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

         3.3 VALIDITY AND BINDING EFFECT. This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

         3.4 ACCREDITED INVESTOR, INVESTMENT INTENT. In connection with the issuance and sale to Purchaser of the Debenture and the shares of Common Stock issuable upon exercise of the Initial Warrant and the Additional Warrants (the "Underlying Shares"), Purchaser further represents and warrants to the Company as follows:

         (a) PURCHASE FOR INVESTMENT. Purchaser is acquiring the Debenture and any Underlying Shares for its own account as principal, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Debenture or any Underlying Shares.

         (b) NO REGISTRATION; RULE 144. (i) Neither the Debenture nor the Underlying Shares have been registered under the Securities Act, and as such, such Debenture and any Underlying Shares are "restricted securities" as defined in Rule 144; (ii) neither the Debenture nor any Underlying Shares may be resold unless they are registered under the Securities Act or unless an exemption therefrom is available; (iii) the Purchaser understands that the availability of Rule 144 for the sale and transfer of the Debenture and any Underlying Shares is limited, and that certain conditions and events must exist and occur before Purchaser would be able to utilize Rule 144 in connection with the sale or other disposition of the Debenture or any Underlying Shares.

         (c) INVESTMENT COMPANY; ACCESS TO INFORMATION. Purchaser is a registered investment company under the Investment Company Act and as such is an "accredited investor" under Rule 501(a) under the Securities Act. Purchaser understands that its investment in the Debenture and the Underlying Shares involves a high degree of risk. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments contemplated by this Agreement. Purchaser has been afforded, to the satisfaction of Purchaser, the opportunity to review the financial and other information which it has requested from the Company, and to obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Purchaser deems necessary to make an informed investment decision.

         (d) RELIANCE ON REPRESENTATIONS OF PURCHASER. Purchaser understands that the Debenture is being offered and sold and the Underlying Shares are being offered to it in reliance on specific exemptions from the registration requirements of the U.S. securities laws and that the Company is relying of the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Debenture and any Underlying Shares.

         (e)  TRANSFER TO SUBSIDIARY.  Notwithstanding anything in this Section
3.4 to the contrary, Purchaser may transfer and assign its rights and obligations under this Agreement to one or more of its Wholly-owned Subsidiaries, provided that any such Subsidiary shall agree to become bound by the terms of this Agreement, including the representations and warranties contained in this Section 3.4, and provided, further that Purchaser shall remain liable for the performance of its obligations hereunder notwithstanding any such assignment.

         3.5 NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in the violation of the Purchaser's charter documents or by-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any agreement, indenture or instrument to which Purchaser is a party, or, to the actual knowledge of Purchaser, result in a violation of any law, rule, regulation, order, judgment or decree of any court of governmental agency applicable to Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Purchaser). Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court of governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Debenture in accordance with terms hereof.

         3.6 SURVIVAL. The representations and warranties of Purchaser contained in this Agreement shall survive until the first anniversary of the date hereof.

    4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to purchase and pay for the Debentures on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions set forth below. These conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion.

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         4.2 OFFICER'S CERTIFICATE. The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the President or Chief Financial Officer of the Company, substantially in the form attached hereto as EXHIBIT C.

         4.3 SATISFACTORY PROCEEDINGS AND SECRETARY'S CERTIFICATE. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the

Closing Date, signed by the Secretary of the Company, substantially in the form attached hereto as EXHIBIT D.

         4.4 LEGAL OPINION. Purchaser shall have received the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, and covering the matters set forth in EXHIBIT E hereto.

         4.5 AUTHORIZATION AGREEMENT. The Company shall have delivered to Purchaser an Authorization Agreement for Pre-authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer(s) of the Company, in the form attached hereto as EXHIBIT F.

         4.6 SALE OF CONVERTIBLE PREFERRED STOCK. The closing with respect to the sale by the Company of its Series D Convertible Preferred Stock to Purchaser, shall occur simultaneously with the sale of the Debentures by the Company to the Purchaser.

         4.7 EXISTENCE AND AUTHORITY. The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a date within ten days of the Closing Date:

         (a) the Articles of Incorporation of the Company certified by the Secretary of State of the State of California; and

         (b) a certificate as to the legal existence and good standing of the Company from the Secretary of State of the State of California.

         4.8 DELIVERY OF OPERATIVE DOCUMENTS. The Company shall have delivered to Purchaser the following documents, executed by the Company and dated the Closing Date:

         (a)  the Debenture;

         (b)  the Initial Warrant; and

         (c) the Registration Rights Agreement between the Company and the Purchaser.

         4.9 REQUIRED CONSENTS. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

         4.10 WAIVER OF CONDITIONS. If on the Closing Date the Company fails to tender to Purchaser the Debentures to be issued to Purchaser, or if the conditions specified in this ARTICLE

IV have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement and shall be entitled to be reimbursed for its reasonable expenses pursuant to Section 12.1. Without limiting the foregoing, if the conditions specified in this ARTICLE IV have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this Section 4.10 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchaser's rights against the Company.

    5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company hereunder to sell the Debenture to Purchaser is further subject to the satisfaction, on or before the Closing Date, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. Purchaser shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

    6. COVENANTS. From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures,

         6.1 USE OF PROCEEDS. The Company shall use the proceeds of the Debentures for general corporate purposes, including working capital.

         6.2 PAYMENT OF DEBENTURES. The Company shall pay the indebtedness evidenced by the Debentures according to the terms thereof and shall timely pay or perform all of the other obligations of the Company under this Agreement.

         6.3  OPTIONAL REDEMPTIONS OF DEBENTURE; PROCEDURES.

         (a) The Debentures may be redeemed, repaid or repurchased by the Company or any Subsidiary or Affiliate, at the option of the Company, at any time. The Debentures shall be subject to redemption, at the Company's option, in whole at any time or in part from time to time, provided that in case of each redemption at the Company's option hereunder, the Company will give written notice thereof to each holder of a Debenture to be redeemed not less than 30 nor more than 45 days prior to the date fixed for such redemption (the "Redemption Date"), in each case specifying the Redemption Date, the aggregate principal amount of the Debentures to be redeemed on such date and the principal amount of Debentures held by such holder to be redeemed on such date.

         (b) Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Debentures unless the offer has been made to repurchase Debentures, PRO RATA, from all holders of the Debentures at the same time and upon the same terms and in accordance with the provisions of Section 6.3(a). If the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto, including, without limitation, Sections 9.3 and 10.1.

         6.4 CORPORATE EXISTENCE, ETC. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company, and all licenses and permits necessary to the proper conduct of its business.

         6.5 MAINTENANCE, ETC. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

         6.6 NATURE OF BUSINESS. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

         6.7 INSURANCE. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

         6.8 TAXES, CLAIMS FOR LABOR AND MATERIALS. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge,
(i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively,
(ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

         6.9 COMPLIANCE WITH LAWS, AGREEMENTS, ETC. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound. Without limiting the foregoing, the Company shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

         6.10 ERISA MATTERS. If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

         6.11 BOOKS AND RECORDS: RIGHTS OF INSPECTION. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request.

         6.12 REPORTS.  The Company will furnish to Purchaser the following:

         (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

             (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

             (ii) consolidated and consolidating statements of income and retained earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

             (iii) consolidated and consolidating statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company that such financial statements fairly present the financial condition and results of operations and cash flows of the Company at and for the periods presented, subject to normal year-end adjustment;

         (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

             (i) consolidated and consolidating balance sheets of the Company and Subsidiaries as of the close of such fiscal year, and

             (ii) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

         (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

         (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company to any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

         (e) PIPELINE REPORT AND OTHER REQUESTED INFORMATION. Within five business days after preparation, the Company's internal pipeline report, and with reasonable promptness, such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

         6.13 LIMITATIONS ON DEBT AND OBLIGATIONS. Except as to (i) [intentionally omitted]; (ii) the Indebtedness incurred pursuant to the Debentures as it may be extended, renewed or refinanced; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) purchase money indebtedness incurred by the Company in the purchase of equipment and other property used by the Company in the ordinary course of business, such purchase money indebtedness not to exceed an aggregate amount of principal and accrued interest thereon of $500,000; (v) obligations of the Company pursuant to capitalized leases; (vi) [intentionally omitted]; and (vii) Indebtedness incurred in connection with the acquisition of a business (including the assets of a business), whether secured or unsecured; neither the Company nor any Subsidiary shall incur Indebtedness in excess of an aggregate amount of principal and interest thereon of $2,500,000 at any time outstanding. Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of the Company and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or in clause (vi)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of outstanding principal amount of such Indebtedness to "eligible receivables" and/or "inventory" remains the same (howsoever such terms are defined but provided such definitions remain consistent).

         6.14 GUARANTIES. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except (a) Guaranties by the Company which are limited in maximum financial exposure to the amounts set forth in, and are incurred in compliance with, the provisions of Section 6.13 of this Agreement and (b) inter-company Guaranties between the Company and any Subsidiary or any of the Subsidiaries.

         6.15 LIMITATION ON LIENS. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except those Liens which exist as of the date hereof as set forth on SCHEDULE 2.14, and except:

         (a) purchase money liens on and security interests in equipment hereafter acquired securing Indebtedness permitted by Section 6.13(iv) of this Agreement, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Company or any Subsidiary;

         (b) liens for taxes (excluding federal and state income taxes) not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

         (c) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business of the Company or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than 30 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

         (d) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Company or any Subsidiary; and

         (e) other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the premises or the business, properties or assets of the Company or any Subsidiary; and

         (f)  liens securing indebtedness permissible under Section 6.13 above.

         6.16 RESTRICTED PAYMENTS. For so long as the Debentures are outstanding, the Company will not, without the prior written consent of Purchaser and except as hereinafter provided:

         (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except (i) dividends or other distributions payable solely in shares of Common Stock of the Company, and (ii) dividends on the Series D Convertible Preferred Stock;

         (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

         (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, except as contemplated by the Certificate of

Determination and the Convertible Preferred Stock Purchase Agreement or with respect to the Warrants issued hereunder or thereunder.

         6.17 INVESTMENTS. The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business for the Company or any Subsidiary, without the prior written consent of Purchaser, except:

         (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

         (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or AA or better by Moody's Investors Service, Inc.;

         (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

         (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

         (e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

         (f) acquisitions, mergers and other consolidations permissible pursuant to Section 6.18(a)(ii) below; and

         (g) investments by the Company in any Subsidiary or by any Subsidiary in the Company or in any other Subsidiary.

         6.18 MERGERS, CONSOLIDATIONS AND SALES OF ASSETS.

         (a) Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger or share exchange with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 6.18) of the assets of Company and its Subsidiaries; provided, however, that:

              (i) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

              (ii) the Company may consolidate or merge with any other corporation, or acquire all or a substantial portion of the assets of any other entity, provided that such corporation or entity is engaged primarily in the Company's general line of business as conducted on the date hereof, and further provided that (A) Company shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (C) such consolidation or merger shall be deemed in the good faith estimate of the Board of Directors to be a consolidation or merger that will be accretive to earnings per share not later than the fifth full quarter following the consolidation or merger; and

              (iii) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any other
Wholly-owned Subsidiary.

         (b) Without the prior written consent of Purchaser, the Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 6.18, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

         (c) Without the prior written consent of Purchaser, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met:

              (i) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

              (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

              (iii) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory; and

              (iv) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

              (v) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

         (d) As used in this Section 6.18, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 25 percent of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

         6.19 TRANSACTIONS WITH AFFILIATES. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except (a) for transactions or arrangements between the Company and any Subsidiary or any of the Subsidiaries and (b) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained in an arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company.

         6.20 NOTICE. The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement, (ii) the occurrence of any default or event of default under any other agreement providing for material Indebtedness of the Company or any Subsidiary or under a capitalized lease obligation, (iii) any material actions, suits or proceedings instituted by any Person against the Company or a Subsidiary or materially affecting any of the assets of the Company or any Subsidiary, or (iv) any material investigation initiated by, or any dispute between any governmental regulatory body, on the one hand, and the Company or any Subsidiary, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Agreement to disclose any such information provided in (iii) or
(iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

         6.21 BOARD OF DIRECTORS; OBSERVER RIGHTS.

         (a) For so long as the Purchaser or any Affiliate of Purchaser owns Debentures representing at least 33.33% of the original principal amount of the Debentures, provided that no nominee of the Purchaser is a director, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

         6.22 ANNUAL PLAN. The Board of Directors shall adopt no later than the thirty-first day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each quarter in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors.

         6.23 FURTHER ASSURANCES. The Company and Purchaser will each take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other Operative Documents.

    7.   SUBORDINATION OF DEBENTURES.

         7.1 SUBORDINATION. Notwithstanding anything to the contrary in this Agreement or in the Debentures, the indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money (except such indebtedness of the Company other than the Debentures which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company), whether outstanding as of the date of this Agreement (including any obligations of the Company under any guaranty or suretyship agreement relating to indebtedness for borrowed money by Subsidiaries of the Company), or hereafter created constituting borrowed money from financial institutions approved by the Board of Directors of the Company and designated as being senior to the Debentures (but only to the extent so designated), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness including, without limitation, any and all indebtedness now or hereafter owing by the Company to Merrill Lynch Business Financial

Services Inc. and its successors and assigns (collectively, the "Senior Indebtedness"). Purchaser covenants that it will execute any subordination or intercreditor agreements requested by any lender of the Company and reasonably acceptable to Purchaser effectuating the foregoing subordination provisions and containing such additional customary provisions as such lender may request. Nothing contained in this Section 7.1 shall be deemed to permit the Company to incur Indebtedness which is prohibited by Section 6.13 above, and the indebtedness evidenced by the Debentures shall not be subordinate to any such prohibited Indebtedness.

         7.2  LIQUIDATION, ETC.

         (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

         (b) Without in any way modifying the provisions of this Article VII or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Purchaser of any dissolution, winding up, liquidation or reorganization of maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

         7.3 SENIOR INDEBTEDNESS DEFAULT. The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, or pay any principal, interest, or other amount on any of the Debentures if any default has occurred and is continuing with respect to the payment of principal of, premium if any or interest on any Senior Indebtedness.

         7.4 SUBROGATION. Upon the prior payment in full of all Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in fall, and for the purpose of such subrogation, no payments or distributions to the Purchaser otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior

Indebtedness, and Purchaser, be deemed to be payment by the Company to or on account of the Debentures, it being understood that the provisions of this
Article VII are and are intended solely for the purpose of defining the relative rights of Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         7.5  COMPANY'S OBLIGATIONS NOT IMPAIRED.

         (a) Nothing contained in this Article VII or in the Debentures is intended to or shall impair, as between the Company and Purchaser, the obligation of the Company, which is absolute and unconditional, to pay the Purchaser the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of the Purchaser other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article VII, shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

         (b) If any payment or distribution shall be received in respect of the Debentures in contravention of the terms of this Article VII, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.

    8.   RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

         8.1 LEGENDS; RESTRICTIONS ON TRANSFER. Neither the Debentures nor the shares of Common Stock issuable upon exercise of the Warrants have been registered under the Securities Act or any state securities laws. Each Debenture issued pursuant to this Agreement and each stock certificate issued upon exercise of Warrants shall bear a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED , OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR
    (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         8.2 REGISTRATION RIGHTS. The Purchaser shall be entitled to register Common Stock issuable upon exercise of the Warrants as provided in the Registration Rights Agreement.

    9.   EVENTS OF DEFAULT; REMEDIES.

         9.1 EVENTS OF DEFAULT. The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

         (a) Default shall occur in the making of any payment of the interest or principal of any Debenture or the premium, if any, by the Company thereon when the same shall have become due or at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment; provided, that any such default will be curable within two business days to the extent that the failure to make payment on the date when due was caused by unforeseen or inadvertent circumstances (such as a customer's or other third party's check being returned for insufficient funds) and not due to the Company's failure to attempt to deposit sufficient credits to the payment account, or to the general inability or unwillingness of the Company to make payments hereunder as they become due; or

         (b) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company or any Subsidiary, and any such default or event of default or failure shall result in all or any part of such Indebtedness in the aggregate amount exceeding $250,000 becoming or being declared due and payable prior to the date on which all or any part thereof otherwise would have become due and payable; or

         (c) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness of the Company or any Subsidiary may be issued, and any such default or event of default or failure shall result in all or any part of such Indebtedness in the aggregate amount exceeding $250,000 under any such document becoming due and payable prior to the date on which all or any part thereof otherwise would have become due and payable; or

         (d) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 6.2 through 6.12 hereof and such default shall continue for a period of 10 days after the sooner to occur of (i) senior management's knowledge of such default, and (ii) the date on which the Company receives notice thereof in writing from the holder of any Debenture; or

         (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the sooner to occur of (i) senior management's knowledge of such default, and (ii) the date on which the Company receives notice thereof in writing from the holder of any Debenture; or

         (f) Any representation or warranty made by the Company herein is untrue in any material respect as of the date of the issuance or making thereof; or

         (g) Final judgments for the payment of money aggregating in excess of $250,000, are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

         (h) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

         (i) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

         (j) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

         9.2 NOTICE TO HOLDERS. When any Event of Default has occurred, or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Debentures then outstanding as reflected on the Company's register for the Debentures.

         9.3 ACCELERATION OF MATURITIES. When any Event of Default described in paragraph (a) or (b) of Section 9.1 has occurred and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (c) through (h), inclusive, of Section 9.1 has occurred and is continuing, the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i) or (j) of Section 9.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debenture holder nor any delay or failure on the part of any Debenture holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the fullest extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.

    10.  AMENDMENTS, WAIVERS AND CONSENTS.

         10.1 CONSENT REQUIRED. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the

Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of Article IX or Article X hereof.

         10.2 SOLICITATION OF DEBENTURE HOLDERS. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement, unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

         10.3 EFFECT OF AMENDMENT OR WAIVER. Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture, and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

    11.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

         11.1 DEFINITIONS.  As used herein,

    "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5 % or more of the Voting Stock (or in the case of a Person which is not a corporation, 5 % or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

    "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

    The term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

    "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 9.1.

    "Event of Default" shall have the meaning set forth in Section 9.1.

    "Guaranties" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness or obligation, (B) to maintain working capital or other balance sheet condition or (C) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or
(iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

    "Hazardous Substance" means any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (i) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317.1) as amended;
(ii) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. SS 6901 et seq.) as amended; (iii) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SS 9601 et seq.) as amended; or (iv) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

    "Indebtedness" of any Person means and includes all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (iv) capitalized rentals, and (v) Guaranties of obligations of others of the character referred to in this definition.

    "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

    "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) material adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition of the Company as represented to Purchaser herein or in any document delivered to Purchaser in connection herewith, or (iii) material default or potential material default under any of the Operative Documents.

    "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

    "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

    "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

    The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves Restricted Subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

    "Voting Stock" means Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

    "Warrants" means the Initial Warrant and the Additional Warrants.

    "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all funded debt or current debt shall be owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries.

         11.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall

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

be done in accordance with GAAP as applied by the Company, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

         11.3 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

    12.  MISCELLANEOUS.

         12.1 EXPENSES, STAMP TAX INDEMNITY. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchaser's reasonable out-of-pocket expenses in connection with (i) the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Purchaser's counsel, and (ii) so long as Purchaser holds any of the Debentures, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Debentures. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not any Debentures are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

         12.2 POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article VIII hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

         12.3 NOTICES. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

If to Purchaser:   Tandem Capital, Inc.
                   500 Church Street, Suite 200
                   Nashville, Tennessee 37219
                   Facsimile No: (615) 726-1208
                   Attention:  Mike Comegna


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

with a copy to:    C. Christopher Trower, Esq.
                   3159 Rilman Road, N.W.
                   Atlanta, Georgia  30327-1503
                   Facsimile No.:  (404) 816-6854

If to the Company: Altris Software, Inc.
                   9339 Carroll Park Drive
                   San Diego, California  92121
                   Facsimile No.:  (619) 546-7671
                   Attention:  John W. Low

with a copy to:    Gibson, Dunn & Crutcher LLP
                   2029 Century Park East, Suite 4000
                   Los Angeles, California  90067
                   Facsimile No.:  (310) 551-8741
                   Attention:  Russell C. Hansen, Esq.

or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Debenture initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Debentures initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

         12.4 ASSIGNMENTS. This Agreement, the Debentures and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part to no more than three transferees (each a "Permitted Transferred"); provided, however, that Purchaser shall not transfer any Debentures or Purchaser's rights hereunder to any entity which the Company's Board of Directors deems to be a competitor of the Company. Any Permitted Transferee shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and if the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

         12.5 SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the Company and the Purchaser herein and in any instruments or certificates delivered pursuant hereto shall survive the Closing and the delivery of this Agreement for so long as the Debentures remain outstanding, except that the representations and warranties

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

set forth herein (other than those contained in Sections 2.1 through 2.4, which shall survive until termination of this Agreement) shall expire on the first anniversary of the Closing Date.

         12.6 SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

         12.7 GOVERNING LAW. This Agreement and the Debentures issued and sold hereunder shall be governed by and construed in accordance with California law, without regard to its conflicts of law rules.

         12.8 CAPTIONS; COUNTERPARTS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.9 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party hereto, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Debenture purchased hereunder. The parties hereto further agree that there shall be no press release or other public statement issued by any party relating to this Agreement or the transactions contemplated hereby, unless the party otherwise agrees in writing.

         12.10PUBLICITY. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                                  ALTRIS SOFTWARE, INC.

                                  By:/s/ Roger H. Erickson
                                     ------------------------------------
                                     Roger H. Erickson
                                     Vice President


                                  SIRROM CAPITAL CORPORATION
                                    d/b/a TANDEM CAPITAL



                                  By:/s/ Carl W. Stratton
                                     ------------------------------------
                                     Carl W. Stratton
                                     Chief Financial Officer


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